                                                                      Exhibit 99




For Immediate Release                       For Further Information Contact:
Monday, June 17, 2002                       Robert E. Phaneuf
                                            Vice President-Corporate Development
                                            918/592-0101


              VINTAGE PETROLEUM PROCEEDS WITH PLANNED DIVESTITURES,
                  SIGNS AGREEMENT TO SELL TRINIDAD HOLDINGS AND
                  INITIATES PROCESS FOR SALE OF ECUADOR ASSETS

         Tulsa, Oklahoma - Vintage Petroleum, Inc.(NYSE: VPI) today announced it has signed a definitive agreement to sell all its holdings in Trinidad and Tobago to Vermilion Resources Ltd. (TSX: VRM) for approximately US$40 million, subject to customary conditions precedent to closing, working capital and other post-closing adjustments. Closing is anticipated to occur by the end of June. Proceeds from the sale of its Trinidad oil and gas interest will be applied toward meeting a previously announced plan to reduce the company's long-term debt by $200 million and to rebalance its portfolio toward North America through a combination of the sale of non-strategic assets in Trinidad and Ecuador and the application of cash flow in excess of capital expenditures. In addition, Vintage plans to open data rooms in the U.S. and U.K. within a week, initiating the sale process for its oil and gas assets in Ecuador.

         "We are pleased with the rapid progress made to date toward our plan to reduce debt by $200 million by year-end 2002 and the high level of interest in our announced asset divestitures," said S. Craig George, CEO of Vintage.

                                     -More-

         Vintage's Trinidad assets are located onshore in the Central Block portion of the southern basin. At year-end 2001 proved reserves were 64.4 Bcf of gas and over one million barrels of condensate or 11.9 million BOE. "We are successfully capturing asset value from the discoveries made during 2001, allowing the company to meet its debt reduction goals and to intensify its focus on other growth opportunities in its inventory. The long-term benefits associated with the development of the gas markets in Trinidad are a better strategic fit for other companies," indicated Mr. George.

Forward-Looking Statements

         This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address the sale of the company's Trinidad assets, estimates of proved oil and gas reserves, exploration drilling, exploitation activities, targeted levels of cash flow and capital expenditures, planned asset sales in Ecuador and possibly other areas, the targeted level of debt reduction and events or developments that the company expects are forward-looking statements. Although Vintage believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken or to be taken by Argentina as a result of its economic instability and changes in the estimated or expected impact on the company, changes in foreign exchange and inflation rates, as well as continued

                                     -More-
availability of capital and financing, and general economic, market or business conditions.

         Vintage Petroleum is an independent energy company engaged in the acquisition, exploitation, exploration and development of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the New York Stock Exchange under the symbol VPI.


                                      -30-